Exhibit 23.1 Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in Mesa Laboratories, Inc.’s Registration Statements on Form S-8 (File Nos. 333-206551, 333-186893, and 333-152210) and Form S-3 (File No. 333-202487) of our report dated June 7, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ EKS&H LLLP
EKS&H LLLP

June 7, 2017

Denver, Colorado